UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: March 6, 2015

PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

(623) 580-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting (the “Special Meeting”) of the stockholders of PetSmart, Inc. (“PetSmart”) was convened at 1:00 p.m. local time on March 6, 2015. The following proposals were voted on at the Special Meeting (each of which is described in the definitive proxy statement filed by PetSmart with the Securities Exchange Commission on February 2, 2015) and the final voting results as to each such proposal are set forth below.

	Votes For	Votes Against	Abstentions
Proposal 1: To adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of December 14, 2014, by and among PetSmart, Argos Holdings Inc., a Delaware corporation, and Argos Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Argos Holdings Inc.	74,032,268	358,060	177,998
Proposal 2: To approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger.	62,284,741	11,282,172	1,001,413
Proposal 3: To approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.	68,240,272	6,206,832	121,222

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.

	By:	/s/ J. Dale Brunk
Dated: March 9, 2015		J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary